CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 BBIS.COM, INC.

                             Pursuant to Section 242
                         of the General Corporation Law
                            of the State of Delaware

         BBIS.com, Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

         FIRST: The amendment to the Certificate of Incorporation to be effected hereby is as follows:

               Article "First" of the Certificate of incorporation relating to the name of the Corporation, is amended to read as follows:

         "FIRST:       The name of the corporation (hereinafter called the
"Corporation") is:

         "BULLETIN BOARD INFORMATION SERVICES, INC."

         SECOND: The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by the board of directors and the holders of at least a majority of the outstanding shares entitled to vote by their giving written consent thereto in accordance with Section 242 of the Delaware General Corporation Law

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and its Assistant Secretary this 9th day of April, 2001.

BBIS.com, Inc.



/s/ BRUCE BARON
--------------------------------
Bruce Baron, President



/s/ FRANCES D'IPPOLITO
--------------------------------
Frances D'Ippolito, Secretary